SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2004

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File	Identification No.)
of incorporation	Number)
or organization)

Five Greentree Centre

Suite 311

Marlton, NJ  08053

(address of principal executive offices)   (Zip Code)

Registrants’s telephone number, including area code: (856) 810-8000

Item 5.  Other Events.

                On March 31, 2004, the Company announced that it received notice from Nasdaq that its common stock is subject to delisting from The Nasdaq National Market because the Company had failed to file its Form 10-K annual report as required by Nasdaq Marketplace Rule 4310(c)(14).  The Company will request a hearing with a Listing Qualifications Panel to review the Nasdaq Staff’s delisting determination.  Additional information concerning this matter is set forth in the Company’s March 31, 2004 press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date:	March 31, 2004	By: /s/ John M. Suender
		Name:	John M. Suender
		Title:	Executive Vice President
and Chief Legal Officer